Report of Independent Registered Public Accounting
Firm

To the Board of Directors and Shareholders of AB Variable
Products Series Fund, Inc.:

In planning and performing our audit of the financial statements of AB Variable Products Series Fund, Inc., formerly known as the AllianceBernstein Variable Products
Series Fund, Inc.(comprising, AB Balanced Wealth
Strategy Portfolio, AB Global Thematic Growth Portfolio,
AB Growth Portfolio, AB Growth and Income Portfolio,
AB Intermediate Bond Portfolio, AB International Growth
Portfolio, AB International Value Portfolio, AB Large Cap
Growth Portfolio, AB Real Estate Investment Portfolio, AB
Small Cap Growth Portfolio, AB Small/Mid Cap Value
Portfolio, AB Value Portfolio and AB Dynamic Asset
Allocation Portfolio, formerly known as AllianceBernstein
Balanced Wealth Strategy Portfolio, AllianceBernstein
Global Thematic Growth Portfolio, AllianceBernstein
Growth Portfolio, AllianceBernstein Growth and Income
Portfolio, AllianceBernstein Intermediate Bond Portfolio,
AllianceBernstein International Growth Portfolio,
AllianceBernstein International Value Portfolio,
AllianceBernstein Real Estate Investment Portfolio,
AllianceBernstein Small Cap Growth Portfolio,
AllianceBernstein Small/Mid Cap Value Portfolio,
AllianceBernstein Value Portfolio, and AllianceBernstein
Dynamic Asset Allocation Portfolio, and AB Global Bond
Portfolio, AB Global Risk Allocation-Moderate Portfolio and AB Multi-Manager Alternative Strategies Portfolio)
(the Fund) as of and for the year ended December 31, 2015, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund;
and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2015.

This report is intended solely for the information and use of management and the Board of Directors of AB Variable
Products Series Fund, Inc. and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/Ernst & Young LLP



New York, New York
February 12, 2016